Exhibit 10.53
FIRST AMENDMENT TO 8% CONVERTIBLE REDEEMABLE NOTES

For good and valuable consideration CANNASYS, INC., a Nevada corporation, (the "Company"), and ADAR BAYS, LLC (the "Holder") hereby agree that those 8% Convertible Redeemable Notes issued from the Company to the Holder dated December 16, 2015 (a front end note and a back end note each in the amount of $35,000) (collectively, be referred to as the "Notes") shall be amended as follows:

1. Section 4(a) of each of the Notes shall have a Conversion Price ceiling of $0.00205 (in other words, the Holder shall not be subject to a Conversion Price greater than $.00205, regardless of the formula set forth in Section 4(a)).

All other terms of the Note not modified by the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to 8% Convertible Redeemable Notes has been executed effective July 12, 2016.

"Company":
CANNASYS, INC.

By: /s/ Michael A. Tew
Its: President
Print Name: Michael Tew

"Holder":
ADAR BAYS, LLC

By: /s/ Samuel Eisenberg
Its: Member
Print Name: Samuel Eisenberg